SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2003

MANPOWER INC.

(Exact name of registrant as specified in its charter)

       Wisconsin

1-10686

39-1672779

(State or other jurisdiction

(Commission file number)

(IRS Employer

      of incorporation)

Identification No.)

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

(Address of principal executive offices)

Registrant’s telephone number, including area code: (414) 961-1000

Item 5.  Other Events.

During 2002, the French government passed legislation related to various social programs, including the 35-hour workweek, minimum working wage and social contribution subsidies.  At the time of filing our 2002 Annual Report to Shareholders it was difficult to estimate the impact of these changes on our future financial results.  We estimated at the time that the maximum possible impact of the legislation would be a reduction of €10 million in gross profit in each of the second half of 2003 and the first half of 2004.

The rules surrounding these social programs have now been finalized and we do not anticipate that there will be a material impact on our financial results in either 2003 or 2004.

Forward-Looking Statements

Statements made in this report that are not statements of historical fact are forward-looking statements. All forward-looking statements involve risks and uncertainties. The information under the heading “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2002, which information is incorporated herein by reference, provides cautionary statements identifying, for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, important factors that could cause our actual results to differ materially from those contained in the forward-looking statements. Some or all of the factors identified in our Annual Report on Form 10-K may be beyond our control. Forward-looking statements can be identified by words such as “expect”, “anticipate”, “intend”, “plan”, “may”, “will”, “believe”, “seek”, “estimate”, and similar expressions. We caution that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Date:  June 12, 2003

/s/ Michael J. Van Handel

Michael J. Van Handel

Executive Vice President, Chief Financial Officer and Secretary